July 12, 2016

H. Michael Krimbill, CEO
NGL Energy Partners LP
6120 S. Yale Ave., Suite 805
Tulsa, Oklahoma 74136

Dear Mike:

I am writing to you to officially tender my resignation as a Director of NGL Energy Holdings LLC, general partner of NGL Energy Partners LP, effective Friday, July 15, 2016. This resignation includes my duties as President of NGL Water Solutions, LLC and all affiliated entities of NGL Energy Partners LP.

It has been my pleasure working with you, and everyone on the NGL team.

Best wishes,

/s/ James J. Burke
James J. Burke

cc: Charles Wilkin